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                                                                   Exhibit 10.ll

                      FIRST AMENDMENT TO HUFFY CORPORATION
                         1998 DIRECTOR STOCK OPTION PLAN

This First Amendment is made and effective as of April 27, 2001, to the 1998 Director Stock Option Plan (the "Plan"), under the following circumstances:

The Company desires to amend the Plan and such amendment was approved and adopted by the Board of Directors of the Company on December 7, 2000 and by the Shareholders of the Company on April 26, 2001;

NOW, THEREFORE, the Plan shall be amended as follows:

1. DEFINITIONS. All capitalized terms herein, unless otherwise specifically defined in this Amendment, shall have the meanings given to them in the Plan.

2. AMENDMENT. Section 4(a) of the Plan is hereby amended in its entirety to read as set forth below:

         (a) The total number of shares of the Company's Common Stock, $1.00 par value ("Common Stock"), which may be issued in the aggregate under this Plan, the 1998 Key Employee Stock Plan and the 1998 Restricted Share Plan shall not exceed 1,123,714 shares subject, however, to adjustments required under the provisions of Section 15 hereof.

3. EFFECTIVE DATE AND AFFIRMATION. This Amendment shall be effective as of April 26, 2001. Except as amended hereby, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of April 27, 2001.

                                             HUFFY CORPORATION


                                             By: /s/ Nancy A. Michaud
                                                --------------------------------
                                                     Nancy A. Michaud
                                                     Vice President - General
                                                     Counsel and Secretary